Exhibit 99.1

NextCure Provides Business Update and Reports Second Quarter 2022

Financial Results

–	On track to report data from all three clinical programs

–	Second quarter ending cash of $185.5 million expected to fund operations into the first quarter of 2024

BELTSVILLE, Md. – August 4, 2022 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today reported second quarter 2022 financial results and provided a business update.

“We have set the stage for multiple clinical data updates in the second half of this year for our NC318, NC410, and NC762 programs as well as an IND filing for NC525,” said Michael Richman, NextCure’s president and chief executive officer. “We expect our strong cash position of $185.5 million as of June 30, 2022 will fund our operations into the first quarter of 2024.”

Business Highlights

NC318

•	Announced the publication of a paper titled “Development of an Immunohistochemical Assay for Siglec-15” in Laboratory Investigation. The publication outlines data from a study, conducted in collaboration with researchers in the Department of Pathology at Yale School of Medicine, utilizing a newly developed antibody to Siglec-15 (S15) and an immunohistochemical (IHC) assay to investigate S15 expression in solid tumors.

NC410

•	Presented in vivo data at the 2022 Extracellular Matrix (ECM) Pharmacology Congress in Copenhagen that demonstrated NC410 remodels tumor ECM, enhances immune cell infiltration, alleviates immunosuppression, and reduces tumor growth in a humanized mouse tumor model.

•	Announced that collaborator Brahm Segal, M.D., of Roswell Park Comprehensive Cancer Center shared nonclinical data from a research study that models the ability of NC410 to block neutrophil-mediated suppression of T cells in a tumor microenvironment (TME) at the 24th Translational Research Cancer Centers Consortium Annual Meeting. In addition, NextCure appointed Dr. Segal to its Scientific Advisory Board (SAB).

Expected Upcoming Milestones

The company remains on track for the following 2022 milestones:

•	NC318 (S15 mAb) Phase 2 update: fourth quarter of 2022 (Amended Phase 2 with patient selection and increased dosing).

•	NC318 (S15 mAb) anti-PD-1 combo initial data: second half of 2022 (Yale University Investigator-Initiated trial).

•	NC410 (LAIR‐2 fusion) Phase 1 update: second half of 2022.

•	NC762 (B7‐H4 mAb) Phase 1 initial data: second half of 2022.

•	NC525 (LAIR‐1 mAb) Investigational New Drug (IND) Application filing: fourth quarter of 2022.

Financial Guidance

Based on its current research and development plans, NextCure expects its existing cash, cash equivalents and marketable securities will enable it to fund operating expenses and capital expenditures into the first quarter of 2024.

Financial Results for Quarter Ended June 30, 2022

•	Cash, cash equivalents, and marketable securities, excluding restricted cash as of June 30, 2022, were $185.5 million as compared to $219.6 million as of December 31, 2021. The decrease of $34.1 million primarily related to cash used to fund operations, cash used to purchase fixed assets, and changes in the fair value of our marketable securities.

•	Research and development expenses were $12.8 million for the quarter ended June 30, 2022, as compared to $11.9 million for the quarter ended June 30, 2021. The increase of $0.9 million was driven primarily by additional clinical and lab-related costs.

•	General and administrative expenses were $5.3 million for the quarter ended June 30, 2022, as compared to $6.0 million for the quarter ended June 30, 2021. The decrease of $0.7 million was primarily related to reduced professional services and personnel-related costs.

•	Net loss was $17.9 million for the quarter ended June 30, 2022, as compared with a net loss of $18.0 million for the quarter ended June 30, 2021. The changes in net loss from the previous year’s quarter was primarily due to higher interest income and lower general administrative expenses offset by increased research and development expenses.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. www.nextcure.com

Forward-Looking Statements

Some of the statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to our plans, objectives and expectations for our business, operations and financial performance and condition, including the progress and results of clinical trials, development plans regarding our immunomedicines and upcoming milestones. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “should,” “due,” “estimate,” “expect,” “intend,” “hope,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “target,” “towards,” “forward,” “later,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or similar language.

Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: the impacts of the COVID-19 pandemic (including the emergence of variant strains) on NextCure’s business, including NextCure’s clinical trials, third parties on which NextCure relies and NextCure’s operations; positive results in preclinical studies may not be predictive of the results of clinical trials; NextCure’s limited operating history and no products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; the unproven approach to the discovery and development of product candidates based on NextCure’s FIND-IO platform; and dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described under the heading “Risk Factors” in NextCure’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

NEXTCURE, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except share and per share amounts)

Selected Financial Information

Selected Statement of Operations Items:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Operating expenses:
Research and development	$12,825	$11,945	$27,849	$24,331
General and administrative	5,303	6,007	11,050	10,855
Loss from operations	(18,128)	(17,952)	(38,899)	(35,186)
Other income, net	208	(35)	377	666
Net loss	$(17,920)	$(17,987)	$(38,522)	$(34,520)
Net loss per common share - basic and diluted	$(0.65)	$(0.65)	$(1.39)	$(1.25)
Weighted-average shares outstanding - basic and diluted	27,744,762	27,610,398	27,726,864	27,603,948

Selected Balance Sheet Items:

	June 30,	December 31,
(in thousands)	2022	2021
Cash, cash equivalents, and marketable securities	$185,492	$219,591
Total assets	206,370	242,386
Accounts payable and accrued expenses	5,597	6,391
Total stockholders' equity	198,196	233,386

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com